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                                                                    EXHIBIT 23.2
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88140, 33-88142, 33-88144 and 33-81011) and Form
S-3 (No. 333-27275) of JP Foodservice, Inc. of our report dated August 11, 1997 relating to the consolidated balance sheet of JP Foodservice, Inc. and Subsidiaries as of June 28, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and all related schedules, which report appears on page F-1 in this Annual Report on Form 10-K.



/s/ KPMG Peat Marwick LLP

Baltimore, Maryland
September 22, 1997